Exhibit 24

POWER OF ATTORNEY

Each of the undersigned Directors and the Chief Executive Officer and Principal Financial and Accounting Officers of 3M Company (the “Company”), a Delaware company, hereby constitutes and appoints Robert S. Morrison, Patrick D. Campbell, Gregg M. Larson, William J. Schmoll, and Richard F. Ziegler, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post effective amendments and supplements to such registration statement, for the registration of securities in connection with the Company’s Deferred Compensation Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 14th day of November 2005.

/s/ Robert S. Morrison	/s/ Patrick D. Campbell
Robert S. Morrison, Chairman of the	Patrick D. Campbell, Senior Vice President and
Board and Chief Executive Officer (Principal	Chief Financial Officer (Principal Financial Officer)
Executive Officer and Director)

/s/ Linda G. Alvarado	/s/ Margaret M. Smyth
Linda G. Alvarado, Director	Margaret M. Smyth (Principal Accounting Officer)

/s/ Edward A Brennan	/s/ Aulana L. peters
Edward A. Brennan, Director	Aulana L. Peters, Director

/s/ Vance D. Coffman	/s/ Rozanne L. Ridgway
Vance D. Coffman, Director	Rozanne L. Ridgway, Director

/s/ Michael L. Eskew	/s/ Kevin W. Sharer
Michael L. Eskew, Director	Kevin W. Sharer, Director

/s/ Edward M. Liddy	/s/ Louis W. Sullivan
Edward M. Liddy, Director	Louis W. Sullivan, Director